Exhibit 13.2

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 20-F (the “Form 20-F”) for the fiscal year ended December 31, 2024, of Gold Royalty Corp. (the “Company”). I, Andrew Gubbels, the Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)	The Form 20-F fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: March 20, 2025

By:	/s/ Andrew Gubbels
Name:	Andrew Gubbels
Title:	Chief Financial Officer (Principal Financial Officer)